UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

BreitBurn Energy Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-3169953
(State of incorporation or organization)	(IRS Employer Identification Number)

515 South Flower Street, Suite 4800

Los Angeles, California 90071

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Series A Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.25% Series A Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”), representing limited partner interests in BreitBurn Energy Partners L.P. (the “Registrant”), is set forth under the captions “Description of Series A Preferred Units” and “Material U.S. Federal Income Tax Considerations” in the Registrant’s prospectus supplement dated May 14, 2014 and the base prospectus dated May 18, 2012, as filed by the Registrant with the Securities and Exchange Commission on May 15, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-181531), as amended by Post-Effective Amendment No. 1 filed on September 27, 2013, which description is incorporated herein by reference. The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-181531), filed with the Securities and Exchange Commission on May 18, 2012 (incorporated herein by reference), as amended by Post- Effective Amendment No. 1 filed with the Securities and Exchange Commission on September 27, 2013.

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Form S-1 Registration Statement, filed with the Securities and Exchange Commission on July 13, 2006 (File No. 333-134049)).

3	Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated May 21, 2014 (File No. 001-33055)).

4	Specimen Unit Certificate for the Preferred Units (incorporated herein by reference to Exhibit B to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated May 21, 2014 (File No. 001-33055)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ James G. Jackson
Name: James G. Jackson
Title: Executive Vice President and Chief Financial Officer

Date: May 21, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-181531), filed with the Securities and Exchange Commission on May 18, 2012 (incorporated herein by reference), as amended by Post- Effective Amendment No. 1 filed with the Securities and Exchange Commission on September 27, 2013.

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Form S-1 Registration Statement, filed with the Securities and Exchange Commission on July 13, 2006 (File No. 333-134049)).

3	Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated May 21, 2014 (File No. 001-33055)).

4	Specimen Unit Certificate for the Preferred Units (incorporated herein by reference to Exhibit B to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated May 21, 2014 (File No. 001-33055)).